UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 18, 2005
SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-30171	68-0359556

(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd, Suite A100 Richmond, California	94804

(Address of Principal Executive Offices)	(Zip Code)
(510) 970-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     On November 18, 2005, Sangamo Biosciences, Inc. (“Sangamo”) entered into a separation agreement (the “Severance Agreement”) with Dr. Casey Case in connection with his resignation as Sangamo’s Vice President of Research Operations. A copy of the Severance Agreement is attached as Exhibit 10.1.
     Pursuant to the terms of the Severance Agreement, Dr. Case resigned as Vice President of Research Operations effective November 18, 2005 (the “Termination Date”). During the period from the Termination Date through the earlier of (i) March 18, 2006 and (ii) the date Dr. Case enters the employ or service of a competitor to Sangamo or otherwise obtains an economic interest in such a competitor (the “Consulting Period”), Dr. Case will serve as a consultant to Sangamo, providing services as requested from time to time by Sangamo’s Chief Executive Officer. In consideration for his execution of a general release of all claims against Sangamo and his availability for such consulting services, Dr. Case will receive the following payments: (i) continued vesting in his outstanding Sangamo employee stock options during the Consulting Period, (ii) a lump sum payment in the amount of $71,878, paid as soon as practicable following the Termination Date, (iii) reimbursement of Dr. Case’s cost to continue group health care coverage for himself, his spouse and his eligible dependents for up to eight months (including a tax gross-up payment of up to $13,336 in the event the reimbursement payments would result in taxable income to Dr. Case) and (iv) an additional severance payment in the aggregate amount of $71,333 (the “Additional Severance Payment”). Fifty percent of the Additional Severance Payment will be paid on May 19, 2006, and the remaining fifty percent will be paid in two equal installments on June 19, 2006 and July 19, 2006. However, Dr. Case will not receive any unpaid portion of the Additional Severance Payment in the event he enters the employ or service of a competitor of Sangamo prior to the applicable payment date, and the amount of the Additional Severance Payment will also be reduced dollar for dollar to reflect any cash compensation earned by Dr. Case in the event he enters the employ or service of any company between November 18, 2005 and July 18, 2006.
     The foregoing description of the Severance Agreement does not purport to be a complete description of the Severance Agreement and is qualified in its entirety by reference to the agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01.     Financial Statements and Exhibits.
(c)     Exhibits.        The following document is filed as an exhibit to this report:
           10.1           Severance Agreement with Dr. Casey Case
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 22, 2005
SANGAMO BIOSCIENCES, INC.
	By:	/s/ EDWARD O. LANPHIER II
Edward O. Lanphier II
President, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Severance Agreement with Dr. Casey Case